EXHIBIT 23

                         CONSENT OF INDEPENDENT AUDITORS

The Board of Directors
American Claims Evaluation, Inc.:

We consent to incorporation by reference in the registration statement (No. 333-39071) on Form S-8 of American Claims Evaluation, Inc. of our report dated May 4, 2001, on the consolidated balance sheets of American Claims Evaluation, Inc. and subsidiary as of March 31, 2001 and 2000 and the related consolidated statements of operations, stockholders' equity and cash flows for the years then ended, which report appears in the March 31, 2001 annual report on Form 10-KSB of American Claims Evaluation, Inc.

                                                      KPMG LLP


Melville, New York
June 27, 2001